FINANCIAL STATEMENT REQUEST FORM

In accordance with the rules of National Instrument 51-102 "Continuous Disclosure Obligations", effective March 30, 2004, a reporting issuer must send annually a request form to the registered holders and to the beneficial owners of its securities, that the registered holders and beneficial owners may use to request a copy of the reporting issuer's annual financial statements and Management Discussion & Analysis ("MD&A"), the interim financial statements and MD&A, or both. Please complete the form below if you wish to receive the statement(s) this year and return this to THE PACIFIC CORPORATE TRUST COMPANY, 1000-625 HOWE STREET, VANCOUVER, B.C.  V6C 3B8.

You will not automatically receive copies of the financial statements unless this card is completed and returned. Copies of all previously issued annual and quarterly financial statements and related MD&A are available to the public on the SEDAR website at www.sedar.com.

I, the undersigned, certify that I am the owner of the securities (other than debt instruments) of the Company shown below, and request that my name be placed on the Company's Mailing List in respect of its quarterly and/or annual financial statements and MD&A for the ensuing financial year.

GLOBETECH VENTURES CORP.

Please select one or both of the following options: Annual Financial Statements & MD&A ____

Quarterly Financial Statements & MD&A _________

Name: _______________________________

Address: ________________________________

City/Prov/State/ Postal Code: ____________________________

Preferred Method of Communication:

Email______or Mail: __________

Signature: _________________________________________

Date: _________________

Email Address:________________________